UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2009

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2009, a wholly owned subsidiary of Green Mountain Coffee Roasters, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) pursuant to which it acquired the wholesale coffee and beverages business of Timothy’s Coffee of the World, Inc. (“Timothy’s”). Under the terms of the Purchase Agreement by and among the Company, Timothy’s Acquisition Corporation (“Buyer Subsidiary”), Timothy’s and World Coffee Group S.á r.l. (“Seller”), the Buyer Subsidiary acquired all of the issued and outstanding stock of Timothy’s from the Seller for an aggregate cash purchase price of approximately $157 million, in U.S. dollars, subject to adjustment. The purchase price was financed by the Company through available cash on hand. The purchase price is subject to a working capital adjustment and certain other true ups to be calculated within 120 days of November 13, 2009. The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference. A copy of the press release announcing the acquisition is attached as Exhibit 99.1.

Immediately prior to the execution of the Purchase Agreement, the Timothy’s retail business and assets related thereto were purchased by Threecaf Brands Canada, Inc. (“TBC”), an affiliate of Bruegger’s Enterprises, Inc. (“BEI”), pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated as of November 13, 2009 by and among Timothy’s, TBC, BEI and Bagel Acquisition Corp. (“BAC”). TBC will continue to operate the Timothy’s retail business and has entered into transition services, license and supply agreements with the Company governing the business relationship between TBC and Timothy’s. Under the Asset Purchase Agreement, TBC, BEI and BAC have agreed to indemnify the Company and Timothy’s from any liabilities arising out Timothy’s retail leases, franchise agreements and other retail-related matters.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 8.01 Other Events.

Additionally, the Company today revised its estimates for Fiscal 2010 and the First Quarter 2010.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b) Pro Forma Financial Information

The Company hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

2.1	Share Purchase Agreement dated as of November 13, 2009 by and among Green Mountain Coffee Roasters, Inc., Timothy’s Acquisition Corporation, Timothy’s Coffees of the World, Inc. and World Coffee Group S.á r.l.

99.1	Press Release dated November 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Name: Title:	Frances G. Rathke Chief Financial Officer

Date: November 13, 2009

EXHIBIT INDEX

2.1	Share Purchase Agreement dated as of November 13, 2009 by and among Green Mountain Coffee Roasters, Inc., Timothy’s Acquisition Corporation, Timothy’s Coffees of the World, Inc. and World Coffee Group S.á r.l.

99.1	Press Release dated November 13, 2009